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                                                                   EXHIBIT 99.1


                                                 Filed by Harbinger Corporation
                          Pursuant to Rule 425 under the Securities Act of 1933
                                and deemed filed pursuant to Rule 14a-12 of the
                                                Securities Exchange Act of 1934

                                         Subject Company: Harbinger Corporation
                                                    Commission File No. 0-26298


ON APRIL 5, 2000, HARBINGER CORPORATION, A GEORGIA CORPORATION, AND PEREGRINE SYSTEMS INC., A DELAWARE CORPORATION, JOINTLY ISSUED THE FOLLOWING PRESS
RELEASE:


Peregrine Systems(R) and Harbinger(R) Announce Merger to
          Create Largest, Most Complete e-Business Solutions Provider

                Transaction Builds Market Giant for B2B Commerce

                       SAN DIEGO, Calif. and ATLANTA, Ga. (April 5, 2000) -- Peregrine Systems, Inc. (NASDAQ: PRGN), the leading provider of Infrastructure Management and e-Procurement software solutions, and Harbinger Corporation (NASDAQ:
                       HRBC), the leading provider of B2B e-Commerce delivery solutions, today announced a definitive merger agreement. The deal combines the strengths of two companies with premier track records for fully integrating e-Business processes for Infrastructure Management, e-Procurement and e-Marketplaces (portals), and rapidly deploying best-in-class e-Business solutions. The combined company will enable businesses to access multiple e-Marketplaces for requisitioning, acquiring, managing and disposing of critical assets, facilities and other operating resources. With 44,000 customers and e-Marketplaces already processing more than one million mission-critical transactions daily, the company will be by far the largest provider of end-to-end e-Business solutions.

                       Under the agreement, Peregrine Systems will acquire all of the outstanding stock and stock options of Harbinger at an exchange ratio of 0.75 share of Peregrine Systems common stock for each share of Harbinger common stock. The stock-for-stock exchange represents a deal valued at approximately $2.1 billion based on the closing price of Peregrine Systems shares on April 5, 2000. Peregrine Systems expects to issue approximately 36 million shares in exchange for all the outstanding equity securities of Harbinger. The transaction is expected to be accounted for by the purchase method and treated as a tax-free reorganization. The definitive agreement has been approved by the Boards of Directors of both companies and is subject to approval by their respective shareholders, regulatory approvals and customary closing conditions.

                       "The combination of Peregrine Systems and Harbinger reshapes the competitive landscape for end-to-end e-Business solutions," said Steve Gardner, president and CEO, Peregrine Systems. "As a single provider, we will create, operate and link e-Business networks, e-Catalogs and online marketplaces, while managing the full lifecycle and infrastructure of e-Business. Harbinger is the most advanced and open B2B e-Commerce delivery organization in the world, which makes it a logical addition to our Infrastructure Management software solutions. The combination is powerful and creates the clear market leader for e-Business solutions delivery," added Gardner.
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                       Merger Extends Infrastructure Management and
                       e-Procurement to e-Business

                       The merger will combine Peregrine Systems industry-leading e-Procurement, asset and infrastructure management, and employee self-service solutions with Harbinger's harbinger.netSM e-Marketplace enablement capabilities. Enabling services via the e-Marketplace include catalog content management, e-Commerce data transformation, integration and transaction processing, and e-Commerce Application Service Provider (ASP) offerings.

                       The merger will create a company that for the first time delivers comprehensive capabilities to implement the complete lifecycle of e-Business along with unparalleled worldwide deployment services that help businesses rapidly deploy broad-based B2B initiatives. Integrated capabilities include:

                            Reliable Infrastructure
                            e-Procurement
                            e-Marketplace Access
                            e-Catalog Content Management
                            e-Business Networks
                            e-Business Community Integration
                            Employee Self Service
                            Infrastructure Management

                       Large enterprises will now be able to purchase a full suite of electronic trading and procurement solutions from a single global supplier, including integration to their asset management and other business systems. This combination will also present a compelling value proposition for small-to-medium size enterprises (SMEs) who will benefit through the availability of full lifecycle, integrated e-procurement and asset management capabilities offered via an ASP solution hosted on harbinger.net, the industry's leading e-Marketplace enablement portal.

                       "e-Business is all about managing and connecting the internal processes of e-Procurement and Infrastructure Management to multiple external marketplaces, so buyers and sellers can rely on their e-Business technology to be more effective," said James M. Travers, president and CEO of Harbinger. "With 2,500 employees worldwide, more than 44,000 customers including 90% of the Fortune 500, Peregrine Systems and Harbinger can deliver a compelling solution to businesses of all sizes, with rapid startup and low risk. Customers need to ask themselves if other B2B suppliers have effectively demonstrated the ability to create, operate and deliver a complete end-to-end solution and open marketplace to assure their e-Business success," concluded Travers.

                       A conference call to review the merger will be held Thursday, April 6, 2000 at 8:00AM EDT, 5:00AM PDT. The dial-in number for the call is 212-896-6100.

                       About Harbinger Corporation

                       Harbinger Corporation is a leading worldwide provider of business-to-business e-Commerce software, services and solutions. The company maximizes its customers' business potential with comprehensive, scalable e-Commerce solutions that help streamline operations, increase profitability and build electronic trading communities. Harbinger's objective is to serve more customers using Internet Protocols (IP) than any other provider and to establish harbinger.netSM as the preferred virtual e-Commerce center for information and mission-critical, business-to-business e-Commerce transactions.
                       Headquartered in Atlanta, Georgia, Harbinger provides worldwide support to its customer community from multiple U.S. and overseas
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                       operations facilities. For more corporate information,
                       go to www.harbinger.com. Access Harbinger's online EC Resource Center and other network services at www.harbinger.net.

                       About Peregrine Systems, Inc.

                       Peregrine Systems is the leading provider of Employee Self Service and e-Infrastructure Management solutions that help ensure the reliability, productivity and cost-effectiveness of organizational infrastructure. Peregrine Systems provides Infrastructure Management solutions to organizations to permit them to manage the availability and cost of their technology, facilities and transportation infrastructure. Peregrine Systems also provides Get.It!(TM) Employee Self Service Weblications(TM) to allow any employee in the organization to get what they need to get their job done. By integrating Employee Self Service Weblications, such as e-Procurement, with total lifecycle Infrastructure Management, our solutions empower organizations to make better and faster business decisions. In a world moving toward 24-hour global e-Business, e-Infrastructure Management coupled with Employee Self Service is a key to competitive success.

                       Founded in 1981, Peregrine Systems is headquartered in San Diego, California with offices throughout the United States as well as in the United Kingdom, Belgium, Canada, France, Germany, Denmark, Italy, Japan, Netherlands, Sweden, Australia and Singapore. Peregrine Systems also has alliance partners and distributors located throughout these regions and in Latin America. More information on Peregrine Systems is available on the World Wide Web at http://www.peregrine.com.

                       Peregrine: This press release contains both historical information and forward-looking results and could cause the Company's actual results to differ materially from the results indicated in this press release or in any other forward-looking statements made by, or on behalf of, the Company, and there can be no assurance that future results will meet expectations. These factors include, but are not limited to, the following: 1) the Company's revenues and earnings are subject to a number of factors that make estimation of operating results prior to the end of a quarter extremely uncertain; 2) competition for the Company's products is intense; 3) the uncertainties of whether new software products and product strategies will be successful; 4) risks associated with the acquisition of Harbinger and other acquisitions, including the inability to complete an acquisition and potential difficulties in the assimilation of operations of the acquired company or assets; and 5) the additional considerations and important factors described on the Company's Report on 10-K filed with the Securities and Exchange Commission in June 1999 and subsequent Forms 10-Q filed with the Securities and Exchange Commission, copies of which are available on request from the Investor Relations department of the Company.

                       Harbinger: This press release contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Harbinger Corporation and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important
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                        factors currently known to management that could cause
                        actual results to differ materially from those in forward- statements include fluctuation of our operating results, the ability to compete successfully and the inability to predict the outcome of certain litigation matters. Additional factors are set forth in the Safe Harbor Compliance Statement for forward-looking Statements included as Exhibit 99.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

                                      ###

                        Peregrine Systems is a registered trademark of Peregrine Systems, Inc. Harbinger and the Harbinger logo are registered trademarks and harbinger.net is a service mark of Harbinger Corporation or its subsidiaries. All other trademarks are the property of their respective owners.

                        ADDITIONAL INFORMATION AND WHERE TO FIND IT

                        Harbinger plans to file a Registration Statement on SEC Form S-4 in connection with the Merger, and Harbinger and Peregrine expect to mail a Joint Proxy Statement/Prospectus to stockholders of Harbinger and Peregrine containing information about the Merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Harbinger, Peregrine, the Merger, the persons soliciting proxies relating to the Merger, their interests in the Merger, and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Joint Proxy Statement/Prospectus and these other documents may also be obtained from Harbinger by directing a request through the Investors Relations portion of Harbinger's website at http://www.Harbinger.com or by mail to Harbinger Communications, 1277 Lenox Park Boulevard, Atlanta, GA 30319, attention: Investor Relations, telephone: (404) 467-3000.

                        In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, Harbinger and Peregrine file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information filed by Harbinger or Peregrine either company at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Harbinger's and Peregrine' filings with the Commission are also available to the public from commercial document-retrieval services and at the Web site maintained by the Commission at http://www.sec.gov.

                        Harbinger, its directors, executive officers and certain other members of management and employees may be soliciting proxies form Harbinger stockholders in favor of the issuance of Harbinger common stock in the merger. Information concerning the participants in the solicitation is set forth in a Current Report on Form 8-K filed by Harbinger on April 5, 2000.

                        Contacts:

                        David A. Farley
                        Senior Vice President, Finance and Administration and
                          Chief Financial Officer
                        Peregrine Systems, Inc.
                        Phone: (858) 481-5000

                        Jim McCormick
                        Chief Financial Officer
                        Harbinger Corporation
                        Phone: (404) 467-3310